Exhibit 10.2

RESTRICTED STOCK AWARD AGREEMENT

(NON-EMPLOYEE DIRECTOR)

Name of Participant:

Date of Grant:

Number of Shares:

Value of each Share on Date of Grant: $

This Restricted Stock Agreement (the “Agreement”), dated as of             , 20    , is made between Intervest Bancshares Corporation (the “Company”) and the above-named individual (the “Participant”) to record the granting of Restricted Stock on             , 20     (the “Grant Date”) to the Participant pursuant to the Company’s Long Term Incentive Plan (the “Plan”) by the Company’s Compensation Committee pursuant to the Plan.

The Committee and the Participant hereby agree as follows:

1. Grant. The Company hereby grants to the Participant, as of the Grant Date, subject to and in accordance with the terms and conditions of the Plan and this Agreement,              shares of the Company’s Class A Common Stock, par value $1.00 per share (the “Common Stock”). The grant of shares of Common Stock to the Participant, evidenced by this Agreement, is an award of Restricted Stock (as defined in the Plan) and such shares of Restricted Stock are referred to in this Agreement as the “Shares.”

2. Vesting. Ownership of the shares shall vest on the third anniversary of the Grant Date, provided that, on the vesting date, the Participant is serving as a member of the Board of Directors of the Company.

Notwithstanding the foregoing vesting date, if, prior to the third anniversary of the Grant Date, there is a Change of Control of the Company (as that term is defined in the Plan) or the Participant’s service on the Board terminates because of death or disability, all Shares not yet vested shall become immediately vested.

3. Forfeiture. Shares that do not become vested in accordance with the vesting set forth in Section 2 shall be forfeited to the Company.

4. Legend. Each share certificate representing the Shares shall bear a legend indicating that such Shares are “Restricted Stock” and are subject to the provisions of this Agreement and the Plan.

5. Restriction on Issuance of Stock Certificates. The Company shall not be required to deliver any certificate representing the Shares until it has been furnished with such opinions, representations or other documents as it may deem necessary or desirable, in its discretion, to ensure compliance with any laws or rules of the Securities and Exchange Commission or any other governmental authority or securities exchange having jurisdiction under the Plan or over the Company, the Participant, or the Shares or any interests granted thereunder.

6. Rights as a Shareholder. Except for the transfer and other restrictions set forth elsewhere in this Agreement and in the Plan, the Participant, as record holder of the Shares, shall possess all the rights of a holder of the Company’s common stock, including the right to receive dividends on and to vote the Shares; provided, however, that prior to becoming vested and transferable, the certificates representing such Shares shall be held by the Company for the benefit of the Participant. As the Shares become vested and transferable, certificates representing such Shares shall be released to the Participant.

7. Transferability. The Shares may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated until they become fully vested and transferable in accordance with Section 2 of this Agreement and then only to the extent permitted under the Agreement and the Plan and any applicable securities laws. Prior to full vesting and transferability, all rights with respect to the Shares granted to a Participant under the Plan shall be available, during such Participant’s lifetime, only to such Participant.

8. Stock Power. The Participant shall deliver to the Company a stock power, endorsed in blank, relating to the Shares. Such stock power shall be in the form of Exhibit A, attached hereto. The stock power with respect to any certificate representing Shares that do not vest shall be completed in the name of the Company by an officer of the Company, and the Shares returned to either authorized but unissued shares or treasury shares, depending upon their original source.

9. Section 83(b) Election. The Participant may elect, within 30 days of the Grant Date, pursuant to Section 83(b) of the Internal Revenue Code, to include in his or her gross income the fair market value of the Shares covered by this Agreement in the taxable year of grant. The election must be made by filing the appropriate notice with the Internal Revenue Service within 30 days of the Grant Date. If the Participant makes such election, the Participant shall promptly notify the Company by submitting to the Company a copy of the election notice filed with the Internal Revenue Service.

10. Adjustment of Shares. As provided in the Plan, in the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of Shares, or of any similar change affecting the Common Stock, the Shares shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participant.

11. The Plan. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions thereof, including any that might conflict with those contained in this Agreement. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning given to such terms under the Plan.

12. Notices. All notices to the Company shall be in writing and sent to the Company’s Secretary at the Company’s offices. Notices to the Participant shall be addressed to the Participant at the Participant’s address as it appears in the Company’s records.

IN WITNESS WHEREOF, the Company and the Participant have caused this Restricted Stock Agreement to be executed on the date set forth opposite their respective signatures, it being understood that the Grant Date may differ from the date of signature.

Dated: , 20	INTERVEST BANCSHARES CORPORATION

By:
Name:
Title:

Dated: , 20
Name:

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EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to Intervest Bancshares Corporation (the “Company”),                      Shares of the Company’s common stock represented by Certificate No.                     . The undersigned authorizes the Secretary of the Company to transfer the stock on the books of the Company in the event of any forfeiture of any shares issued under the Restricted Stock Agreement dated as of             , 20     between the Company and the undersigned.

Dated:
[Participant’s Name]

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